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                           EXHIBIT 21(i)


                           INTRAV, INC.
                SUBSIDIARIES AS OF MARCH 29, 1999


Subsidiary                           Jurisdiction of Organization
----------                           ----------------------------

Clipper Cruise Line, Inc.                      Delaware
Republic Cruise Line, Inc.                     Delaware
Liberty Cruise Line, Inc.                      Delaware
Clipper Adventurer, Ltd.                       Bahamas
Clipper Odyssey, Ltd.                          Bahamas